Exhibit 99.1

May 20, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Partners to Present at National Association of Publicly Traded Partnerships Investor Conference

TULSA, Okla. - May 20, 2014 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the National Association of Publicly Traded Partnerships Investor Conference on Thursday, May 22, 2014, in Ponte Vedra Beach, Florida.

Terry K. Spencer, ONEOK Partners president and chief executive officer, will present at the conference on Thursday, May 22, at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

Spencer and other members of ONEOK Partners' management team also will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The conference will be webcast and will be accessible on ONEOK Partners' website, www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

The presentation will be posted on its website that morning, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).
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ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 38.8 percent of the overall partnership interest as of May 16, 2014.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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